Exhibit 10.1

Amendment to Secured Term Loan Note

This Amendment to Secured Term Loan Note (the “Amendment”) is made as of November 1, 2024 by and between Royale Energy, Inc., a Delaware corporation (the "Borrower"), and Walou Investments, LP, a Texas limited partnership, in its capacity as administrative agent for Lenders (“Agent”).

Background

Whereas, the Borrower issued a Secured Term Loan Note dated February 9, 2024 (the “Note”), with an original Maturity Date of August 1, 2025; and

Whereas, the parties now desire to extend the Maturity Date of the Note to January 1, 2026.

Amendment

The Note is hereby amended as follows:

1.	Modification of Maturity Date: Section 1(c) of the Note is amended and restated in its entirety to read as follows:

 “(c) The entire unpaid principal balance of the loan(s) represented by this Note, plus all accrued and unpaid interest thereof and any fees or penalties with respect thereto, shall be due and payable on January 1, 2026 (the “Maturity Date”).

Commencing on March 1, 2024, and on a monthly basis on the 1st day of each month thereafter, until the Maturity Date, Borrower shall make interest payments in the amount calculated in accordance with Section 2 hereof, on the outstanding principal balance hereunder.”

2.	No Other Changes: Except as specifically set forth herein, all other terms and conditions of the Note shall remain in full force and effect.

3.	Effective Date of Amendment: This Amendment shall be effective as of September 30, 2024, upon execution by the Borrower and Agent.

AGENT: WALOU INVESTMENTS, LP, AS Agent By: Walou Corp., its general partner By: /s/Johnny Jordan Johnny Jordan (Nov 5, 2024 08:28 PST) Johnny Jordan President	LENDER: WALOU INVESTMENTS, LP, AS Agent By: Walou Corp., its general partner By: /s/Johnny Jordan Johnny Jordan (Nov 5, 2024 08:28 PST) Johnny Jordan President
Agreed and Accepted: BORROWER: ROYALE ENERGY, INC. By: /s/ Ronald Lipnick Ronald Lipnick Chief Financial Officer